EXHIBIT 99.4
                                                                    ------------

                                   SCHEDULE I
                            TO ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                           CORPORATION MITEL NETWORKS

3.   The articles of the above-named corporation are amended as follows:

     (a)  to create the following classes of shares:

          (i)  an unlimited number of Class 1 Convertible Preferred Shares, and

          (ii) an unlimited number of Class 2 Preferred Shares, issuable in series;

     (b) to provide that the Class 1 Convertible Preferred Shares and the Class 2 Preferred Shares created hereby shall have the rights, privileges, restrictions and conditions as set out in Schedules A and B attached, and

     (c) to remove Article 5.1 of Schedule A of the existing articles relating to the rights, privileges, restrictions and conditions of the existing authorized Class A Convertible Preferred Shares and substitute the following:

          "5.1 OPTIONAL CONVERSION RIGHTS

Each Series A share is convertible, at any time and from time to time at the option of the Series A Holder into 0.2679946 of a Common Share and 0.000871 of a Class 1 Convertible Preferred Share, without payment of additional consideration."

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                                  SCHEDULE "A"

                              ARTICLES OF AMENDMENT

                           MITEL NETWORKS CORPORATION
                               (THE "CORPORATION")

The Class 1 Convertible Preferred Shares of the Corporation shall consist of an unlimited number of shares which shall be designated as the Class 1 Convertible Preferred Shares (the "CLASS 1 SHARES") and which shall have attached thereto the rights, privileges, restrictions and conditions set forth herein.

                                   ARTICLE 1.
                                 INTERPRETATION

1.1  DEFINITIONS

For purposes of these Class 1 Share provisions:

     (a) "AC VALUE" per Class 1 Share means US$1,000.00 plus an amount equal to 8% per annum thereon from the Original Issuance Date of such Class 1 Share to the date of determination (utilizing a year of 360 days) and compounded annually. For example, the AC Value of a Class 1 Share would be US$1,040.00 on the six-month anniversary of its Original Issuance Date, US$1,123.20 on the 18-month anniversary of its Original Issuance Date and US$1,181.95 on the 26-month anniversary of its Original Issuance Date, subject to adjustment as provided herein.

     (b)  "ACT" means the CANADA BUSINESS CORPORATIONS ACT, as amended.

     (c) "AFFILIATE" of a Person means any Person that would be considered to be an "affiliated entity" of such first-mentioned Person under National Instrument 45-106 - Prospectus and Registration Exemptions, as in effect on the Original Issuance Date.

     (d)  "AVAILABLE FUNDS" has the meaning set out in Section 7.1(a)(i).

     (e)  "BOARD OF DIRECTORS" means the board of directors of the Corporation.

     (f) "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario or San Francisco, California are open for commercial banking business during normal banking hours.

     (g)  "CHANGE OF CONTROL EVENT" means:

          (i) the sale, lease, exclusive and irrevocable license, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation to a Person or "group" of Persons unless the shareholders of the Corporation immediately prior to the transaction own more than 50% of

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                                       -2-

               the voting power represented by issued and outstanding shares of capital stock of such Persons following the transaction; or

          (ii) (A) a merger, amalgamation, business combination or similar transaction, however structured, of the Corporation with another corporation (other than with a Subsidiary of the Corporation where the shareholders of the Corporation immediately prior thereto own the same percentage of the Person surviving such merger as they did of the Corporation immediately prior thereto),
               (B) a statutory arrangement involving the Corporation or (C) any other transaction involving the Corporation, whether by a single transaction or series of transactions, pursuant to which, in the case of (A), (B) or (C) above, any Person or "group" of Persons (as defined under the U.S. Securities Exchange Act), together with his or its Affiliates hereafter acquires the direct or indirect "beneficial ownership" (as defined in the Act) of 50% of the voting power represented by issued and outstanding shares in the capital of the Corporation unless the shareholders of the Corporation immediately prior to such single transaction or series of transactions own more than 50% of the voting power represented by issued and outstanding shares in the capital of the Corporation following such single transaction or series of transactions;

               provided, however, that the Class 1 Majority Holders shall have the right, on behalf of all Class 1 Holders, to waive the treatment of any of such event as a "CHANGE OF CONTROL EVENT" (provided that any such waiver must be in writing signed by the Class 1 Majority Holders and shall only be effective as to the particular event in respect of which the waiver is executed).

     (h) "CLASS 1 HOLDERS" means the holders of Class 1 Shares and "CLASS 1 HOLDER" means any one of them.

     (i) "CLASS 1 MAJORITY HOLDERS" means, as of the relevant time of reference, one or more Class 1 Holders of record who hold collectively more than 50% of the outstanding Class 1 Shares.

     (j) "CLASS 1 REDEMPTION AMOUNT" means, with respect to a Class 1 Share, an amount in cash equal to (i) in the case of a redemption at the election of the Class 1 Majority Holders pursuant to Section 7.1(a) after the Redemption Trigger Date but before the seventh anniversary from the Original Issuance Date, the NA Value, or (ii) in the case of a redemption at the election of the Corporation pursuant to Section 7.1(a) after the Redemption Trigger Date but before the seventh anniversary from the Original Issuance Date or a mandatory redemption on or after the seventh anniversary of the Original Issuance Date pursuant to Section 7.1(b), the TR Value.

     (k) "CLASS 1 SHARES" means the Class 1 Convertible Preferred Shares in the capital of the Corporation.

     (l) "COMMON SHARES" means the common shares in the capital of the Corporation.

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     (m)  "CONSIDERATION PER SHARE" means:

          (i)  in respect of the issuance of Common Shares, an amount equal to:

               (A) the total consideration received by the Corporation for the issuance of such Common Shares, divided by

               (B)  the number of such Common Shares issued;

          (ii) in respect of the issuance of Derivative Securities, an amount equal to:

               (A) the total consideration received by the Corporation for the issuance of such Derivative Securities plus the minimum amount of any additional consideration payable to the Corporation upon exercise, conversion or exchange of such Derivative Securities; divided by

               (B) the maximum number of Common Shares that would be issued if all such Derivative Securities were exercised, converted or exchanged in accordance with their terms on the effective date of the relevant calculation, provided, however, that if the amount determined in accordance with this clause (ii) equals zero in respect of any particular issuance of Derivative Securities, then the "CONSIDERATION PER SHARE" in respect of such issuance shall be the amount as may be determined by the agreement in writing of the Corporation and the Class 1 Majority Holders. In the event that the Corporation and the Class 1 Majority Holders do not agree on such amount, the Corporation shall not issue such Derivative Securities.

     (n)  "CONTROL" means, with respect to any Person at any time:

          (i) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries (A) more than fifty percent (50%) of the voting securities of that Person, or (B) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

          (ii) the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise,

               and the term "CONTROLLED" has a corresponding meaning.

     (o)  "CONVERSION DATE" means the date on which the documentation set out in
          Section 5.6(a) is received by the Corporation.

     (p)  "CONVERSION VALUE" means the number determined in accordance with
          Article 6.

     (q)  "CORPORATION" means Mitel Networks Corporation.

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     (r)  "DAY" or "DAYS" means calendar day or calendar days, unless otherwise noted.

     (s)  "DERIVATIVE SECURITIES" means:

          (i) all shares and other securities that are convertible into or exercisable or exchangeable for Common Shares (including the Class 1 Shares); and

          (ii) all options, warrants and other rights to acquire Common Shares or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

     (t) "DESIGNATED DEBT" means indebtedness of the Corporation which both (i) precludes the payment of all or a portion of the Class 1 Redemption Amount when due and (ii) with respect to which the Class 1 Majority Holders have agreed in writing constitutes "Designated Debt" for the purposes of these Articles.

     (u)  "EXCLUDED ISSUANCES" has the meaning set out in Section 6.4.

     (v)  "FAIR MARKET VALUE" means:

          (i) in respect of assets other than securities, the fair market value thereof as determined in good faith by the Board of Directors, provided, however, that if the Class 1 Majority Holders object in writing to any such determination within 10 days of receiving notice of such determination, the fair market value will be determined by an independent and qualified investment banking or business valuation firm mutually agreeable to the Board of Directors and the Class 1 Majority Holders, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation);

          (ii) in respect of Common Shares, the fair market value thereof, as determined in accordance with Exhibit "1" attached to these Class 1 Share provisions; and

          (iii) in respect of securities other than Common Shares:

               (A) if such securities are not subject to any statutory hold periods or contractual restrictions on transfer:

                    (1) if traded on one or more securities exchanges or markets, the weighted average of the closing prices of such securities on the exchange or market on which the securities are primarily traded over the 20 day period ending three days prior to the relevant date;

                    (2) if actively traded over-the-counter, the weighted average of the closing bid or sale prices (whichever are applicable) over the 20 day period ending three days prior to the relevant date; or

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                    (3)  if there is no active public market, the fair market
                         value of such securities as determined in good faith by the Board of Directors, but no discount or premium is to be applied to their valuation on the basis of the securities constituting a minority block or a majority block of securities, or

               (B) if such securities are subject to statutory hold periods or contractual restrictions on transfer, or both, the fair market value of such securities as determined by applying an appropriate discount, as determined in good faith by the Board of Directors, to the value as calculated in accordance with clause (A) above, provided, however, that if the Class 1 Majority Holders object in writing to any determination of the Board of Directors made under clause (A) or (B) above within 10 days of receiving notice of such determination, the applicable fair market value and/or discount, as the case may be, will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and the Class 1 Majority Holders, as the case may be, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation).

     (w)  "JUNIOR SHARES" has the meaning set out in Section 4.1(a)(i).

     (x) "LIQUIDATION EVENT" means a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

     (y) "NA VALUE" per Class 1 Share means US$970.35 plus an amount equal to 8% per annum thereon from the Original Issuance Date of such Class 1 Share to the date of determination (utilizing a year of 360 days) and compounded annually. For example, the NA Value of a Class 1 Share would be US $1,009.16 on the six-month anniversary of its Original Issuance Date, US $1,089.90 on the 18-month anniversary of its Original Issuance Date and US $1,146.91 on the 26-month anniversary of its Original Issuance Date, subject to adjustment as provided herein.

     (z) "ORIGINAL ISSUANCE DATE" means, in respect of Class 1 Shares, the date on which the first Class 1 Shares are first issued.

     (aa) "PERSON" includes any individual, sole proprietorship, partnership, limited partnership, firm, joint venture, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, corporation, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau or court, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator, or other legal representative.

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                                       -6-

     (bb) "QUALIFIED IPO" means a public offering of Common Shares at a Qualified IPO Price Per Share in which:

          (i) the aggregate cash proceeds to the Corporation are not less than US$100,000,000 (before deducting expenses, underwriting discounts and commissions); and

          (ii) immediately following the closing of the public offering, the Common Shares are listed and posted for trading, traded or quoted on the Toronto Stock Exchange, the New York Stock Exchange or the NASDAQ Stock Market, LLC.

     (cc) "QUALIFIED IPO PRICE PER SHARE" means the value per Class 1 Share on an as-if-converted to Common Shares basis is greater than or equal to
          (i) 150% of the NA Value if the initial public offering is completed on or prior to the one year anniversary of the Original Issuance Date,
          (ii) 175% of the NA Value if the initial public offering is completed after the first anniversary of the Original Issuance Date, but on or before the second anniversary of the Original Issuance Date, and (iii) 200% of the NA Value if the initial public offering is completed after the second anniversary of the Original Issuance Date.

     (dd) "REDEMPTION TRIGGER DATE" means that date which is five years plus one day after the Original Issuance Date; or such later date as the Corporation and the Class 1 Majority Holders may agree in writing.

     (ee) "STOCK SPLIT" means:

          (i) the issuance of Common Shares as a dividend or other distribution on outstanding Common Shares;

          (ii) the subdivision of outstanding Common Shares into a greater number of Common Shares; or

          (iii) the combination of outstanding Common Shares into a smaller number of Common Shares.

     (ff) "SUBSIDIARY" has the meaning ascribed thereto in the Act on the Original Issuance Date.

     (gg) "TR VALUE" for a Class 1 Share means the greater of (i) the NA Value and (ii) the value of the Common Shares into which such Class 1 Share is convertible immediately prior to the relevant date of determination, plus, in each case, any declared but unpaid dividends owing under Section 3.1.

1.2  "AS-IF-CONVERTED TO COMMON SHARES BASIS"

For purposes of these Class 1 Share provisions, where a calculation is required to be made on an "AS-IF-CONVERTED TO COMMON SHARES BASIS", such calculation will be made by determining (in each case as of the applicable date for the determination):

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     (a)  in respect of a Class 1 Share, the number of whole Common Shares into which such Class 1 Share is then convertible pursuant to these Class 1 Share provisions; and

     (b) in respect of any other Derivative Securities, the number of whole Common Shares into which such securities are then convertible, exchangeable or exercisable.

                                   ARTICLE 2.
                                  VOTING RIGHTS

2.1  ENTITLEMENT TO VOTE AND RECEIVE MATERIALS

     (a) Except as otherwise expressly provided in these Class 1 Share provisions, or as provided by applicable law, each Class 1 Holder is entitled to vote on all matters submitted to a vote or consent of shareholders of the Corporation.

     (b) Each Class 1 Holder is entitled to receive copies of all notices and other materials sent by the Corporation to its shareholders relating to meetings and written actions to be taken by shareholders in lieu of a meeting. All such notices and other materials shall be sent to the Class 1 Holders concurrently with delivery to the other shareholders.

2.2  NUMBER OF VOTES

     (a) Each Class 1 Share entitles the Class 1 Holder to the number of votes per share equal to the quotient obtained by dividing the AC Value by the Conversion Value, as adjusted from time to time in accordance with
          Article 6.

     (b) For purposes of determining the number of votes for each Class 1 Share calculated in accordance with Section 2.2(a), the determination shall be made as of the record date for the determination of shareholders entitled to vote on such matter, or if no record date is established, the date such vote is taken or any written consent of shareholders is solicited, and shall be calculated based on the Conversion Value in effect on that date.

2.3  SINGLE CLASS

Except as otherwise provided herein, or except as provided by applicable law, the Class 1 Holders will vote together with the holders of Common Shares and any other series or class of shares entitled to vote on such matters as a single class on all matters submitted to a vote of shareholders of the Corporation.

2.4  EXCEPTION TO SINGLE CLASS

In addition to any other approvals required by applicable law, any addition to, change to or removal of any right, privilege, restriction or condition attaching to the Class 1 Shares as a class requires the affirmative vote or written approval of the Class 1 Majority Holders.

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                                    ARTICLE 3.
                                    DIVIDENDS

3.1  DIVIDENDS

The Class 1 Holders shall be entitled to receive, in respect of the Class 1 Shares, dividends if, as, and when declared by the Board of Directors out of the monies of the Corporation properly applicable to payment of dividends in the amount of any dividends that the Class 1 Holders would have received by way of dividends paid on the Common Shares on an as-if-converted to Common Shares basis, such payment to be made concurrently with the payment of any dividends on the Common Shares.

3.2  PRIORITY OF DIVIDENDS

     (a) No dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section 6.5) will be paid or set apart for payment in respect of any share of any other class or series unless a dividend is concurrently paid (or set apart for future payment thereof) in respect of each outstanding Class 1 Share in an amount at least equal to the product of:

          (i) the amount of the dividend per share paid in respect of the shares of such other class or series (calculated on an as-if-converted to Common Shares basis); and

          (ii) the number of Common Shares into which each Class 1 Share is then convertible.

                                   ARTICLE 4.
                             LIQUIDATION PREFERENCE

4.1  PAYMENT OF LIQUIDATION PREFERENCE

     (a) Subject to the limitation in Section 4.1(b), upon the occurrence of a Liquidation Event or Change of Control Event the Class 1 Holders are entitled to receive the following amounts:

          (i) Preference on a Liquidation Event. Upon the occurrence of a Liquidation Event, the Class 1 Holders are entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of any Common Shares or any other class or series of shares ranking on liquidation, dissolution or winding-up of the Corporation junior to the Class 1 Shares (collectively, the "JUNIOR SHARES"), an amount per Class 1 Share equal to the TR Value. If, upon such a Liquidation Event, the assets of the Corporation available for distribution to the Corporation's shareholders shall be insufficient to pay the Class 1 Holders the full amount to which they are entitled as set out above, the holders of Class 1 Shares shall share rateably in any amount remaining available for distribution in proportion to the respective amounts which would otherwise have been payable on or in respect of the

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                                       -9-

               Class 1 Shares held by them if all amounts payable on or in respect of such Class 1 Shares were paid in full.

          (ii) Preference on a Change of Control Event. Upon the occurrence of a Change of Control Event, the Class 1 Holders are entitled to receive an amount of cash, securities or other property per Class 1 Share, before any payment shall be made to the holders of Junior Shares, equal to the TR Value. If upon the occurrence of a Change of Control Event, the cash, securities or other property available for payment to the Corporation's shareholders shall be insufficient to pay the Class 1 Holders the full amount to which they are entitled as set out above, the holders of Class 1 Shares shall share rateably in any such payment in proportion to the respective amounts which would otherwise have been payable on or in respect of the Class 1 Shares held by them if all amounts payable on or in respect of such Class 1 Shares were paid in full

     (b)  In the event of any Liquidation Event or Change of Control Event:

          (i) the Corporation will not permit such Liquidation Event or Change of Control Event to occur unless the transaction (or series of transactions) provides for a payment to the Class 1 Holders in connection therewith of their full entitlements pursuant to
               Section 4.1(a); or

          (ii) if the Corporation cannot prevent such Liquidation Event or Change of Control Event from occurring, the Corporation shall, subject to applicable laws, pay to the Class 1 Holders the full amount of their entitlements pursuant to Section 4.1(a) or, if the Corporation cannot legally pay such amount in full, the amount it is legally able to pay shall be paid and the balance shall increase at the rate of 15% per annum, compounded annually until such amount is paid, and the Corporation shall not pay any amounts or make any other distributions in respect of any other class or series of its shares until such entitlements are fully paid.

     (c) The Corporation will not permit any transaction (or series of transactions) that would constitute, a "CHANGE OF CONTROL EVENT", to occur unless the transaction (or series of transactions) provides for a payment to the Class 1 Holders in connection therewith of the their full entitlements pursuant to Section 4.1(a)(ii).

4.2  DISTRIBUTION OTHER THAN CASH

In the case of a Liquidation Event or Change of Control Event that involves a distribution other than in cash, the Class 1 Holders may in any event elect to receive any distribution or payment to which they are entitled in cash, to the extent available. The value of the securities or other property for this purpose shall be their Fair Market Value.

4.3 NOTICE AND RIGHT TO CONVERT PRIOR TO LIQUIDATION EVENT OR CHANGE OF CONTROL EVENT

The Corporation shall provide notice in accordance with the provisions of
Section 8.2 to each Class 1 Holder, at the earliest practicable time, of the date on which a proposed or reasonably

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anticipated Liquidation Event or Change of Control Event shall take place. Such notice shall also specify the estimated payment date, the amount to which the Class 1 Holders would be entitled and the place where such payments are to be made. The Class 1 Holders shall have the right to convert into Common Shares immediately prior to a Liquidation Event or Change of Control Event.

                                   ARTICLE 5.
                                   CONVERSION

5.1  OPTIONAL CONVERSION RIGHTS

Each Class 1 Share is convertible, at any time and from time to time at the option of the Class 1 Holder and without payment of additional consideration, into Common Shares.

5.2  AUTOMATIC CONVERSION

The Class 1 Shares shall automatically convert into Common Shares:

     (a) immediately prior to, and conditional upon, the closing of a Qualified IPO; or

     (b) with the affirmative vote or written consent of the Class 1 Majority Holders.

5.3  CONVERSION RATE

The number of Common Shares into which each Class 1 Share is convertible is equal to the quotient obtained by dividing the AC Value by the Conversion Value, as adjusted from time to time in accordance with Article 6. On the Original Issuance Date, each Class 1 Share will initially be convertible into 759.8207 Common Shares, but the number of Common Shares into which a Class 1 Share will convert will adjust in accordance with increases in the AC Value and, pursuant to adjustment from time to time in accordance with Article 6.

5.4  EFFECTIVE DATE AND TIME OF CONVERSION

Conversion is deemed to be effected:

     (a) in the case of an optional conversion pursuant to Section 5.1, immediately prior to the close of business on the Conversion Date;

     (b) in the case of automatic conversion pursuant to Section 5.2(a), immediately prior to the closing of the Qualified IPO;

     (c) in the case of automatic conversion pursuant to Section 5.2(b), at the time and on the date specified by the Class 1 Majority Holders; and

     (d) notwithstanding any delay in the delivery of certificates representing the Common Shares into which the Class 1 Shares have been converted.

5.5  EFFECT OF CONVERSION

Upon the conversion of the Class 1 Shares:

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     (a)  the rights of a Class 1 Holder as a holder of the Class 1 Shares shall cease; and

     (b) each Person in whose name any certificate for Common Shares is issuable upon such conversion is deemed to have become the holder of record of such Common Shares.

5.6  MECHANICS OF OPTIONAL CONVERSION

     (a) To exercise optional conversion rights under Section 5.1, a Class 1 Holder must:

          (i) give written notice to the Corporation at its principal office or the office of any transfer agent for the Common Shares:

               (A) stating that the Class 1 Holder elects to convert such shares; and

               (B) providing the name or names (with address or addresses) in which the certificate or certificates for Common Shares issuable upon such conversion are to be issued;

          (ii) surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or the office of any transfer agent for the Common Shares; and

          (iii) where the Common Shares are to be registered in the name of a Person other than the Class 1 Holder, provide evidence to the Corporation of proper assignment and transfer of the surrendered certificates to the Corporation, including evidence of compliance with applicable Canadian and United States securities laws and any applicable shareholders agreement.

     (b) As soon as reasonably practicable, but in any event within 10 days after the Conversion Date, the Corporation will issue and deliver to the Class 1 Holder a certificate or certificates in such denominations as such Class 1 Holder requests for the number of full Common Shares issuable upon the conversion of such Class 1 Shares, together with cash in respect of any fractional Common Shares issuable upon such conversion in accordance with Section 5.8.

5.7  MECHANICS OF AUTOMATIC CONVERSION

     (a) Upon the automatic conversion of any Class 1 Shares into Common Shares, each Class 1 Holder must surrender the certificate or certificates formerly representing that Class 1 Holder's Class 1 Shares at the principal office of the Corporation or the office of any transfer agent for the Common Shares.

     (b) Upon receipt by the Corporation of the certificate or certificates, the Corporation will issue and deliver to such Class 1 Holder, promptly at the office and in the name shown on the surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which such Class 1 Shares are converted, together with cash in respect of any fractional Common Shares issuable upon such conversion in accordance with Section 5.8.

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     (c)  The Corporation is not required to issue certificates evidencing the
          Common Shares issuable upon conversion until certificates formerly evidencing the converted Class 1 Shares are either delivered to the Corporation or its transfer agent, or the Class 1 Holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed, and executes and delivers an agreement to indemnify the Corporation from any loss incurred by the Corporation in connection with the loss, theft or destruction.

     (d) If the Board of Directors expects, acting reasonably, that the Class 1 Shares will automatically convert, the Corporation will, at least 20 days before the date it reasonably believes will be the date of the automatic conversion, send by prepaid priority overnight courier or deliver to each Person who at the date of mailing or delivery is a registered Class 1 Holder, a notice in writing of the intention of the Corporation to automatically convert such shares. That notice shall be sent or delivered to each Class 1 Holder at the last address of that Class 1 Holder as it appears on the securities register of the Corporation, or in the event the address of any such Class 1 Holder does not so appear, then to the last address of that Class 1 Holder known to the Corporation. Accidental failure or omission to give that notice to one or more Class 1 Holder(s) will not affect the validity of such conversion, but if that failure or omission is discovered, notice shall be given promptly to any Class 1 Holder that was not given notice. That notice will have the same force and effect as if given in due time. The notice will set out the basis under Section 5.2 for such automatic conversion, the number of Class 1 Shares held by the Person to whom it is addressed which are to be converted (if known), the number of Common Shares into which those Class 1 Shares will be converted, the expected date of closing of the Qualified IPO, if applicable, and the place or places in Canada at which Class 1 Holders may present and surrender the certificate or certificates representing its Class 1 Shares for conversion.

5.8  FRACTIONAL SHARES

No fractional Common Shares will be issued upon conversion of Class 1 Shares. Instead of any fractional Common Shares that would otherwise be issuable upon conversion of Class 1 Shares, the Corporation will pay to the Class 1 Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value per Common Share (as determined in good faith by the Board of Directors) on the effective date of the conversion. For greater certainty, all of a Class 1 Holder's Class 1 Shares will be aggregated for purposes of calculating any fractional Common Share resulting from a conversion.

5.9  PARTIAL CONVERSION

If some but not all of the Class 1 Shares represented by a certificate or certificates surrendered by a Class 1 Holder are converted, the Corporation will execute and deliver to or on the order of the Class 1 Holder, at the expense of the Corporation, a new certificate representing the number of Class 1 Shares that were not converted.

                                   ARTICLE 6.
                                CONVERSION VALUE

6.1  INITIAL CONVERSION VALUE

The initial Conversion Value is equal to US$1.3161 and remains in effect until the Conversion Value is adjusted in accordance with the provisions of this
Article 6.

6.2  ADJUSTMENTS FOR DILUTION

If, following the Original Issuance Date, the Corporation issues any additional Common Shares or Derivative Securities (other than Excluded Issuances or in connection with an event to which Section 6.5, 6.6 or 6.7 applies) for a Consideration Per Share that is less than the Conversion Value in effect immediately prior to such issuance, then the Conversion Value in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

CV2  =  CV1 (A+B) / (A+C), where:

CV2  =  New Conversion Value after giving effect to issuance of additional
        Common Shares or Derivative Securities ("NEW ISSUE")

CV1  =  Conversion Value in effect immediately prior to the New Issue

A    =  Number of Common Shares deemed to be outstanding immediately prior to
        New Issue on an as-if-converted to Common Shares basis

B    =  Aggregate consideration received by the Corporation with respect to the
        New Issue divided by CV1

C    =  Number of shares of stock issued in the New Issue

6.3  ADDITIONAL PROVISIONS REGARDING DILUTION

For purposes of Section 6.2:

     (a) if a part or all of the consideration received by the Corporation in connection with the issuance of additional Common Shares or Derivative Securities consists of property other than cash, such consideration is deemed to have a value equal to its Fair Market Value;

     (b) no adjustment of the Conversion Value is to be made upon the issuance of any Derivative Securities or additional Common Shares that are issued upon the exercise, conversion or exchange of any Derivative Securities;

     (c) any adjustment of the Conversion Value is to be disregarded if, and to the extent that, all of the Derivative Securities that gave rise to such adjustment expire or are cancelled without having been exercised or converted, so that the Conversion Value effective immediately upon such cancellation or expiration is equal to the Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or cancelled Derivative Securities, with any additional adjustments as subsequently would have been made to that Conversion Value had the expired or cancelled Derivative Securities not been issued;

     (d) if the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to raise or lower the Consideration Per Share payable with respect to such Derivative Securities (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Conversion Value), the Conversion Value is adjusted as of the date of such change;

     (e) the Consideration Per Share received by the Corporation in respect of Derivative Securities is determined in each instance as follows:

          (i) the Consideration Per Share is determined as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that might be applicable with respect to such Derivative Securities and that are contingent upon future events; and

          (ii) in the case of an adjustment to the Conversion Value to be made as a result of a change in terms of any Derivative Securities, the Consideration Per Share for purposes of calculating the adjustment to the Conversion Value is determined as of the date of such change and, for greater certainty, not as of the date of the issuance of the Derivative Securities; and

     (f) notwithstanding any other provisions contained in these Class 1 Share provisions, but except as provided in Sections 6.3(d) or 6.5, no adjustment to the Conversion Value is to be made in respect of the issuance of additional Common Shares or Derivative Securities in any case in which such adjustment would otherwise result in the Conversion Value being greater than the Conversion Value in effect immediately prior to the issuance of such additional Common Shares or Derivative Securities.

6.4  EXCLUDED TRANSACTIONS

Notwithstanding Section 6.2, no adjustment to the Conversion Value is to be made in connection with the following issuances ("EXCLUDED ISSUANCES"):

     (a) any option to purchase Common Shares or other Derivative Securities granted under any stock option plan, stock purchase plan or other stock compensation program of the Corporation approved by the Board of Directors and/or Common Shares or other Derivative Securities allotted for issuance, issued or issuable pursuant to any such plan or arrangement, or the issuance of any Common Shares upon the exercise of any such options or other Derivative Securities; provided, however, that any Common Shares issued upon the exercise of any such options, together with any Common Shares or Derivative Securities allocated for issuance, issued or issuable, shall not exceed 12.5% of the Common Shares outstanding on the Original Issuance Date (calculated on an as-if-converted into Common Shares basis);

     (b)  any equity securities issued pursuant to a Qualified IPO;

     (c) except as contemplated in Section 6.5, any equity securities issued in respect of subdivisions, stock dividends or capital reorganizations affecting the share capital of the Corporation;

     (d) any issuance of Common Shares pursuant to the exercise of any warrants outstanding as of the Original Issuance Date to acquire Common Shares issued to each of (i) the Canadian Imperial Bank of Commerce (ii) EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital fund II-A, L.P. and its parallel investors, (iii) Highbridge International LLC, Marathon Special Opportunity Special Fund, Ltd., Fore Convertible Master Fund, Ltd. and Fore Multistrategy Master Fund, Ltd. and (iv) Technology Partnerships Canada, or any of their permitted assignees (pursuant to contracts in existence on the Original Issuance Date);

     (e) any equity securities issued to bona fide consultants or professional advisors of the Corporation as part of the consideration for services received by the Corporation from such consultants or professional advisors; provided that such issuances in the aggregate do not exceed 0.25% of the Common Shares issued and outstanding on the Original Issuance Date, all calculated on an as-if-converted into Common Shares basis; and

     (f) any Common Shares or Derivative Securities issued to or in connection with any of the following (i) licensors of technology of the Corporation, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non equity interim financing transaction; provided that: (A) any such transaction or transactions approved by the Board of Directors; and (B) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Derivative Securities) that may be issued pursuant to all transactions contemplated by this clause (i) shall not exceed 1% of the aggregate number of Common Shares issued and outstanding on the Original Issuance Date (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), all calculated on an as-if-converted to Common Shares basis.

6.5  ADJUSTMENTS FOR STOCK SPLITS

After the Original Issuance Date, the Conversion Value shall be adjusted on the record date in respect of each Stock Split, such that the Conversion Value is equal to the product obtained by multiplying the Conversion Value immediately before the Stock Split by a fraction:

     (a) the numerator of which is the number of Common Shares issued and outstanding immediately before the Stock Split; and

     (b) the denominator of which is the number of Common Shares issued and outstanding immediately after the Stock Split.

6.6  ADJUSTMENTS FOR CAPITAL REORGANIZATIONS

If, following the Original Issuance Date, the Common Shares are changed into the same or a different number of shares of any other class or series, whether by capital reorganization, reclassification or otherwise, the Corporation will provide each Class 1 Holder with the right to convert each Class 1 Share into the kind and amount of shares, other securities and property receivable upon such change that a holder of a number of Common Shares equal to the number of Common Shares into which such Class 1 Share was convertible immediately prior to the change would be entitled to receive upon such change (subject to any necessary further adjustments after the date of such change).

6.7  OTHER DISTRIBUTIONS

In the event the Corporation declares a distribution payable in securities (other than securities of the Corporation), evidences of indebtedness issued by the Corporation or other Persons or assets (including cash dividends) then, in each such case for the purpose of this Section 6.7, Class 1 Holders shall be entitled upon conversion of their Class 1 Shares to a proportionate share of any such distribution as though they were the holders of the number of Common Shares into which their Class 1 Shares were convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution, unless previously paid under Section 3.1.

6.8  NO IMPAIRMENT

The Corporation will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Article 6, but will at all times in good faith assist in the carrying out of all the provisions of Article 5 and 6 and in the taking of any action necessary or appropriate in order to protect the conversion rights of the Class 1 Holders against impairment.

6.9  RESERVATION OF COMMON SHARES

The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of Class 1 Shares, such number of Common Shares as from time to time is sufficient to effect the conversion of all outstanding Class 1 Shares, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all of the then outstanding Class 1 Shares, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

6.10 DISPUTES

If a dispute shall at any time arise with respect to adjustments in the Conversion Value, such dispute shall be determined by the Corporation's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Board of Directors and any such determination shall (absent manifest error) be binding upon the

Corporation, the Class 1 Holders and all other shareholders of the Corporation. Such auditors or accountants shall be provided access to all necessary records of the Corporation. If any such determination is made, the Corporation shall deliver a certificate to the Class 1 Holders describing such determination.

6.11 CERTIFICATE AS TO ADJUSTMENTS

In each case of an adjustment or readjustment of the Conversion Value, the Corporation will promptly furnish each Class 1 Holder with a certificate, prepared by the Corporation's accountants, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

6.12 FURTHER ADJUSTMENT PROVISIONS

If, at any time as a result of an adjustment made pursuant to Section 6.6, a Class 1 Holder becomes entitled to receive any shares or other securities of the Corporation other than Common Shares upon surrendering Class 1 Shares for conversion, the Conversion Value in respect of such other shares or securities (if such other shares or securities are by their terms convertible securities) will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class 1 Shares contained in this Article 6, and the remaining provisions of these Class 1 Share provisions will apply mutatis mutandis to any such other shares or securities.

6.13 WAIVER OF ADJUSTMENTS

Notwithstanding any other provisions of this Article 6, with the written consent of the Corporation, the Class 1 Majority Holders shall be entitled, on behalf of all Class 1 Holders, to waive any entitlement to an adjustment to the Conversion Value under this Article 6. Any such waiver by the Class 1 Majority Holders must be in writing and shall only be effective as to the particular adjustment being waived. In such event, notice of such waiver shall be sent to all Class 1 Holders in accordance with Section 8.2.

                                   ARTICLE 7.
                                   REDEMPTION

7.1  REDEMPTION FOLLOWING THE REDEMPTION TRIGGER DATE AND MANDATORY REDEMPTION

     (a) On or after the Redemption Trigger Date, the Corporation shall have the right to redeem, and the Class 1 Majority Holders shall have the right to have the Corporation redeem, all of the Class 1 Shares. If the Corporation elects to redeem the Class 1 Shares, or upon receipt of a redemption request in writing from the Class 1 Majority Holders, the Corporation will:

          (i) deliver to each Class 1 Holder (within 15 days following the date the written request is received by the Corporation or at any time the Corporation elects to redeem after the Redemption Trigger
               Date) a notice specifying the total funds legally available to the Corporation for redemption of all of the Class 1 Shares outstanding at that time (the "AVAILABLE FUNDS") and the date scheduled for redemption (which shall be at least 30 days after the date of the notice given by the Corporation); and

          (ii) within 60 days, but not before the expiry of 30 days, following
               (x) the date the written request from the Class 1 Majority Holders is received by the Corporation to redeem all Class 1 Shares or (y) the date that the Corporation has notified the Class 1 Holders of its election to redeem all the Class 1 Shares, to the extent the Corporation has Available Funds, redeem all of the Class 1 Shares, subject to Section 7.1(c), by paying to each Class 1 Holder, an amount equal to the Class 1 Redemption Amount multiplied by the number of Class 1 Shares held by such Class 1 Holder.

     (b) On the seventh anniversary of the Original Issuance Date for the Class 1 Shares, the Company shall redeem each outstanding Class 1 Share for an amount in cash equal to the Class 1 Redemption Amount. The Corporation shall provide each Class 1 Holder 30 days notice of such seventh anniversary.

     (c) Notwithstanding any provision of this Section 7.1, each Class 1 Holder shall be entitled and given the opportunity to convert the Class 1 Shares into Common Shares pursuant to Article 5 prior to the date which is at least 10 days prior to the date scheduled for redemption.

     (d) If the Available Funds are insufficient to pay in full the Class 1 Redemption Amount with respect to the total number of Class 1 Shares outstanding, then Available Funds will be used to redeem the maximum possible number of whole Class 1 Shares rateably among the Class 1 Holders, and in such case, the number of Class 1 Shares to be redeemed shall be the number obtained by dividing (i) the Available Funds, by
          (ii) the Class 1 Redemption Amount. Any redemption notice given with respect to Class 1 Shares not purchased because of the lack of Available Funds shall be deemed withdrawn if given by the Corporation, and may be withdrawn by a Class 1 Holder with respect to such Class 1 Shares (in which case subsequent notices may be given under this Article 7 with regard to unredeemed Class 1 Shares).

     (e) Designated Debt. If the Corporation is wholly or partially precluded by the terms of any Designated Debt from making payment of the Class 1 Redemption Amount (a "BLOCKAGE") then the Corporation (i) shall make whatever payment that then can be made under subsection (d) above without violating such Designated Debt, and (ii) shall have no obligation to make any such precluded payment until the Blockage has been removed at which point it shall be obligated to pay to each Class 1 Holder with respect to each Class 1 Share then outstanding and with respect to which a redemption request has not been withdrawn by the Class 1 Majority Holders the greater of (a) the Class 1 Redemption Amount calculated in accordance herewith at the time it would have been paid but for the Blockage (compounded at the rate specified in Section 4.1(b)(ii) hereof until the date of payment) and (b) the Class 1 Redemption Amount calculated in accordance herewith at the time it is actually paid; provided, however, if the relevant redemption notice was given by the Class 1 Majority Holders prior to the seventh anniversary of the Original Issuance Date, then the relevant redemption payment shall be calculated pursuant to subclause (a) of this sentence. The Corporation shall promptly inform the Class 1 Holders of the expiration of any Blockage, and a Class 1 Majority Holder shall be entitled, prior to actual payment, to annul any notice of redemption ( wholly or partially) given by the Corporation, other than a notice of redemption given by the Corporation as a result of a redemption request from the Class 1 Majority Holders under Section 7.1(a) given prior to the seventh anniversary of the Original Issuance Date.

7.2  SURRENDER OF CERTIFICATES

If a redemption of Class 1 Shares pursuant to this Article 7 will occur, each Class 1 Holder shall surrender to the Corporation the certificates representing the Class 1 Shares to be redeemed by the Corporation in accordance with this
Article 7, in the manner and at the place designated by the Corporation, and thereupon all redemption amounts to be paid for such shares shall be payable to the order of the Person whose name appears on such certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If, in the case of the exercise of redemption rights in accordance with Sections 7.1 and 7.2, less than all of the Class 1 Shares represented by such certificates are redeemed, then the Corporation shall promptly issue new certificates representing the shares not redeemed.

                                   ARTICLE 8.
                                  MISCELLANEOUS

8.1  NOTICES OF RECORD DATES

If:

     (a) the Corporation establishes a record date to determine the Class 1 Holders who are entitled to receive any dividend or other distribution; or

     (b) there occurs any Stock Split or other capital reorganization of the Corporation, any reclassification of the capital of the Corporation, any Change of Control Event, or any Liquidation Event,

          the Corporation will deliver to each Class 1 Holder, at least 20 days prior to such record date or the proposed effective date of the relevant transaction, a notice specifying:

          (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution;

          (ii) the date on which any such Stock Split, reorganization, reclassification, Change of Control Event or Liquidation Event is expected to become effective; and

          (iii) the time, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) are entitled to exchange their Common Shares (or other securities) for cash, securities or other property deliverable upon such reorganization, reclassification, Change of Control Event or Liquidation Event.

8.2  NOTICES

All notices, requests, payments, instructions or other documents to be given hereunder must be in writing or given by written telecommunication, and will be deemed to have been duly given if:

     (a)  delivered personally (effective upon delivery);

     (b) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch) if the recipient is located in the United States or Canada;

     (c) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day) if the recipient is located in the United States or Canada;

     (d) sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement) if the recipient is located outside the United States or Canada;

     (e) sent by fax confirmed within 24 hours through one of the foregoing methods (effective upon receipt of the fax in complete readable form); and

addressed as follows (or to such other address as the recipient party furnishes by notice to the sending party for these purposes: (i) if to any Class 1 Holder, to the last address of that Class 1 Holder as it appears on the securities register of the Corporation, or in the event the address of any such Class 1 Holder does not so appear, then to the last address of that Class 1 Holder known to the Corporation; and (ii) if to the Corporation, to the address of its principal office.

8.3  NEGATIVE COVENANTS

So long as any Class 1 Shares are outstanding, the Corporation will not, without the prior written approval of the Class 1 Majority Holders:

     (a) designate, or authorize the designation of, any further series of Class 1 Preferred Shares or create or issue (by merger, reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on parity with the Class 1 Preferred Shares;

     (b) issue additional Class 1 Shares (other than additional Class 1 Shares issuable in respect of any stock dividends declared by the Corporation to holders of Class 1 Shares in a pro rata distribution);

     (c) amend the articles of the Corporation or otherwise take any action (by merger, reclassification or otherwise) to add, change or remove any rights, privileges, restrictions or conditions attached to the Class 1 Shares or otherwise change the Class 1 Shares;

     (d) increase or decrease the authorized number of Common Shares or Class 1 Shares; or

     (e)  declare any dividends on any class of shares of the Corporation.

8.4  CURRENCY

All references to dollar amounts in these Class 1 Share provisions are to the lawful currency of the United States.

8.5  TRANSFER AGENTS

The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Class 1 Shares or any other class of shares of the Corporation. Upon any such appointment, discharge or change of a transfer agent, the Corporation will send a written notice of such appointment, discharge or change to each Class 1 Holder.

8.6  TRANSFER TAXES

The Corporation will pay all share transfer taxes, documentary stamp taxes and the like that may be properly payable by the Corporation in respect of any issuance or delivery of Class 1 Shares or Common Shares or other securities issued in respect of Class 1 Shares in accordance with these Class 1 Share provisions or certificates representing such shares or securities. The Corporation is not required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Class 1 Shares or Common Shares or other securities in a name other than that in which such shares were registered, or in respect of any payment to any Person other than the registered Class 1 Holder of the shares with respect to any such shares, and is not required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not payable.

                                 EXHIBIT "1" TO
                                  SCHEDULE "A"

                       DETERMINATION OF FAIR MARKET VALUE
                       ----------------------------------

The "FAIR MARKET VALUE" of Common Shares will be determined in accordance with the following procedures:

     (a) The Board of Directors and the Class 1 Majority Holders will in good faith attempt to agree upon the Fair Market Value of the Common Shares that are the subject of the proposed determination under this Exhibit "1".

     (b) Fair Market Value of such Common Shares will in all cases (i) be calculated on the assumption of an arm's length sale at open market value on a "going concern basis" with no minority discount applied, and (ii) take into account any conversion rights, liquidation preferences and any other entitlements attached to any other securities of the Corporation.

     (c) If the Fair Market Value has not been agreed upon between the Corporation and the Class 1 Majority Holders within 10 Business Days after commencing their good faith attempt to agree upon the Fair Market Value under clause (a) above, then within five Business Days after the end of such 10 Business Day period, the Corporation and the Class 1 Majority Holders shall jointly appoint a U.S. or Canadian nationally recognized independent and qualified investment banking or business valuation firm (the "VALUATOR") to determine the Fair Market Value of such shares which are subject of the proposed determination under this Exhibit "1". If the Corporation, the Class 1 Majority Holders cannot agree on a Valuator within such five Business Day period, the Corporation or the Class 1 Majority Holders may thereafter apply to a court of competent jurisdiction to have the court appoint such Valuator meeting the foregoing criteria to determine the Fair Market Value of the subject shares. The determination by the Valuator shall be final and binding on the Corporation and the Class 1 Holders absent manifest error.

     (d) The Corporation shall be responsible for all costs incurred in connection with the independent valuation performed by the Valuator (including the costs of any court proceeding to appoint the Valuator, if applicable).

     (e) The Valuator shall be instructed to deliver its determination of Fair Market Value as at the applicable valuation date, as soon as practicable following its appointment and in any event within 30 Business Days thereafter.

     (f) In the event that the Valuator provides a range of fair market values, the middle of such range shall be utilized for purposes of determining the Fair Market Value of the subject shares.

     (g) The Corporation shall immediately provide to the Valuator such information, including confidential information, and allow such firm to conduct "due diligence" and make such investigations and inquiries with respect to the affairs of the Corporation and its subsidiaries as may be required by such Valuator in order to fulfill its mandate, provided that such firm executes a confidentiality agreement in favor of the Corporation containing standard terms and conditions.

                                   SCHEDULE B
                                   ----------

The Corporation is authorized to issue an unlimited number of Class 2 Preferred Shares, issuable in series (the "CLASS 2 PREFERRED SHARES"). The Class 2 Preferred Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1.   DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

The directors of the Corporation may, at any time and from time to time, issue the Class 2 Preferred Shares in one or more series.

2.   TERMS OF EACH SERIES

Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the CANADA BUSINESS CORPORATIONS ACT, before the first shares of a particular series are issued, the directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles of the Corporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights (if any) and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the first shares of a particular series are issued, the directors of the Corporation may change the rights, privileges, restrictions and conditions attaching to such unissued shares.

3.   RANKING OF THE CLASS 2 PREFERRED SHARES

No rights, privileges, restrictions or conditions attaching to a series of Class 2 Preferred Shares shall confer upon a series a priority over any other series of Class 2 Preferred Shares in respect of the payment of dividends or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Class 2 Preferred Shares of each series shall rank on a parity with the Class 2 Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital of the Corporation among its shareholders for the purpose of winding up its affairs.

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                                       -2-

4.   PRIORITY

The Class 2 Preferred Shares shall rank junior to the Class 1 Convertible Preferred Shares, but shall be entitled to priority as hereinafter provided over the Common Shares and any other shares of any other class of the Corporation ranking junior to the Class 2 Preferred Shares, with respect to the return of capital, the distribution of assets and the payment of declared but unpaid dividends in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Class 2 Preferred Shares shall rank junior to the Class 1 Convertible Preferred Shares, but shall be entitled to priority over the Common Shares and any other shares of any other class of the Corporation ranking junior to the Class 2 Preferred Shares with respect to priority in the payment of any dividends.

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class 2 Preferred Shares of any series shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation as may be required by law:

     (d) to receive in respect of the shares of such series, prior to any distribution to the holders of Common Shares, the amount, if any, provided for in the rights, privileges, restrictions and conditions attached to the shares of such series; and

     (e) if and to the extent provided in the rights, privileges, restrictions and conditions attached to the shares of such series, to share in the remaining assets of the Corporation (subject to the rights, if any, of holders of any other class or series of shares of the Corporation to first receive payment of amounts in such event, if and to the extent provided in the rights, privileges, restrictions and conditions attached to any such shares).

5.   OTHER PREFERENCES

The Class 2 Preferred Shares of any series may also be given such other preferences, not inconsistent with the articles of the Corporation over the Common Shares and any other shares of the Corporation ranking junior to the Class 2 Preferred Shares as may be determined in the case of such series of Class 2 Preferred Shares in accordance with paragraph 3 hereof.

6.   CONVERSION RIGHT

The Class 2 Preferred Shares of any series may be made convertible into or exchangeable for Common Shares of the Corporation.

7.   REDEMPTION RIGHT

The Class 2 Preferred Shares of any series may be made redeemable, in such circumstances, at such price and upon such other terms and conditions, and with such priority, as may be provided in the rights, privileges, restrictions and conditions attached to the shares of such series.

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                                       -3-

8.   DIVIDEND RIGHTS

The Corporation may at any time and from time to time declare and pay a dividend on the Class 2 Preferred Shares of any series without declaring or paying any dividend on the Common Shares or any other shares of any other class of the Corporation ranking junior to the Class 2 Preferred Shares. The rights, privileges, restrictions and conditions attached to the Class 2 Preferred Shares of any series may include the right to receive a dividend concurrently with any dividend declared on any other class or series of shares of the Corporation, to be calculated in the manner set forth in the rights, privileges, restrictions and conditions attached to the shares of such series of Class 2 Preferred Shares.

9.   VOTING RIGHTS

Except as may be otherwise provided in the articles of the Corporation or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class 2 Preferred Shares, the holders of Class 2 Preferred Shares as a class shall not be entitled as such to receive notice of, nor to attend or vote at any meeting of the shareholders of the Corporation.

10.  VARIATION OF RIGHTS

The rights, privileges, restrictions and conditions attaching to the Class 2 Preferred Shares as a class may be added to, amended or removed at any time with such approval as may then be required by law to be given by the holders of the Class 2 Preferred Shares as a class.